Exhibit 5

PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of January 10, 2010, by and among Huntsman Corporation, a Delaware corporation (“Issuer”), and the counterparties listed in Schedule 1 hereto (each a “Seller” and collectively, the “Sellers”).

WHEREAS, each Seller is the record and beneficial owner of the principal amount of 7% Convertible Senior Notes due 2018 (the “Notes”) issued by Issuer set forth next to such Seller’s name on Schedule 1 hereto (the “Subject Owned Notes”); and

WHEREAS, on the terms and conditions set forth in this Agreement, Issuer desires to repurchase from each Seller, and each Seller desires to sell to Issuer, such Seller’s Subject Owned Notes for the respective purchase price set forth on Schedule 1 hereto (the “Note Consideration”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale.

(a) Subject to the terms and conditions herein set forth, Issuer agrees to repurchase from each Seller, and each Seller agrees to sell to Issuer, all of such Seller’s Subject Owned Notes, in exchange for the applicable Note Consideration, such purchase and sale to occur no later than 1:00 p.m. New York City time on January 12, 2010 (the “Closing”), it being understood that the parties shall use commercially reasonable efforts to consummate the Closing on January 11, 2010. In the event that one or more Sellers fails to deliver the Subject Owned Notes in accordance with Section 1(c), Issuer shall have no obligation to purchase any Notes. The Closing shall take place in person or electronically, at a place as the parties shall mutually agree.

(b) At the Closing, Issuer shall deliver to each Seller the applicable Note Consideration by wire transfer in immediately available funds to the account designated by such Seller on Schedule 2 hereto. Upon payment of the Note Consideration, all obligations with respect to such Notes shall be deemed fully satisfied.

(c) At the Closing, each Seller shall deliver to the Issuer certificates representing the principal amount of the Notes set forth next to such Seller’s name on Schedule 1 hereto, duly endorsed for transfer to Issuer, free and clear of any and all liens, encumbrances, claims, security interests and other legal or equitable encumbrances of any nature whatsoever.

2. Representations and Warranties of Issuer. Issuer hereby represents and warrants to each Seller as follows:

(a) Due Organization; Authorization. Issuer (i) is a corporation duly organized under the laws of the State of Delaware, and has the power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by Issuer and the consummation by Issuer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of

Issuer and (iii) this Agreement has been duly executed and delivered by Issuer and constitutes a valid and legally binding obligation of Issuer, and is enforceable against Issuer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

(b) Noncontravention. Neither the execution and delivery of this Agreement, consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will violate any of the terms, conditions or provisions of Issuer’s organizational documents, or any law or judgment, order or decree of any governmental authority applicable to Issuer.

3. Representations and Warranties of Sellers. Each Seller hereby represents and warrants to Buyer as follows:

(a) Due Organization; Authorization. Such Seller is (i) an entity duly organized under the laws of the jurisdiction of its incorporation or formation, and has the power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Seller and (iii) this Agreement has been duly executed and delivered by such Seller and constitutes a valid and legally binding obligation of such Seller, and is enforceable against such Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

(b) Noncontravention. Neither the execution and delivery of this Agreement, consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of such Seller’s organizational documents.

(c) Title. Such Seller has good and valid title to the Subject Owned Notes set forth opposite its name on Schedule 1, free and clear of any and all liens, encumbrances, claims, security interests and other legal or equitable encumbrances of any nature whatsoever.

(d) The Note Consideration has been mutually negotiated by the parties.

4. Acknowledgment of Sellers. Each Seller acknowledges that Issuer is the issuer of the Notes. Each Seller also understands and acknowledges that, for this and other reasons, Issuer has access to (and may be or is in possession of) information about Issuer and the Notes (which may include material, non-public information) that may be or is material and superior to the information available to such Seller, that such Seller does not have such access to such information, and that Issuer is not sharing any such information with such Seller. Each Seller acknowledges that it is selling the Notes to Issuer without any reliance on Issuer or any of Issuer’s representatives. Each Seller represents to Issuer that such Seller, together with such

Seller’s professional advisers, is a sophisticated investor with respect to the Notes and Issuer, and is capable of evaluating the risks associated with a transaction involving the Notes and Issuer, including the risk of transacting on the basis of inferior information, and that such Seller is capable of sustaining any loss resulting therefrom without material injury.

5. Survival. The representations and warranties of the parties shall survive the consummation of the transactions contemplated hereby forever.

6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties and their respective legal successors and permitted assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of (i) in the case of the Sellers, Buyer, and (ii) in the case of Buyer, each Seller.

7. Notices. Any notice or other communication provided for herein or given hereunder to a party shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

If to Issuer:

Huntsman Corporation

500 Huntsman Way

Salt Lake City, Utah 84108

Facsimile: (801) 584-5782

Attention: General Counsel

If to Sellers:

c/o Apollo Global Management

One Manhattanville Road

Suite 201

Purchase, New York 10577

Attention: General Counsel

Facsimile: (646) 607-0539

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:     Andrew J. Nussbaum

                     Benjamin M. Roth

Facsimile:    (212) 403-2269

or to such other address with respect to a party as such party shall notify the other in writing.

8. Waiver. No party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9. Entire Agreement; Captions; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates with respect to the subject matter hereof. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received counterparts hereof signed by each of the other parties.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

11. Jurisdiction; Venue; Services of Process. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, for any proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any proceeding brought against it in any such court. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12. Waivers of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first executed.

HUNTSMAN CORPORATION

By:	/s/ John R. Heskett
Name:	John R. Heskett
Title:	Vice President

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

	By:	Apollo Capital Management VI, LLC, its general partner

	By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS VI, L.P.

By:	Apollo Advisors VI, L.P.,
its managing general partner

	By:	Apollo Capital Management VI, LLC, its general partner

	By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS
(DELAWARE) VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

	By:	Apollo Capital Management VI, LLC, its general partner

	By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS
(DELAWARE 892) VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

	By:	Apollo Capital Management VI, LLC, its general partner

	By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS
(GERMANY) VI, L.P.

By:	Apollo Advisors VI, L.P.,
its managing general partner

	By:	Apollo Capital Management VI, LLC, its general partner

	By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

AAA GUARANTOR - CO-INVEST VI, L.P.

By:	AA MIP Limited, its general partner

	By:	Apollo Alternative Assets, L.P.,
its investment manager

		By:	Apollo Alternative Assets GP Limited, its general partner

	By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President